Exhibit 3.74

C201135600238

SOSID: 0359183
Date Filed: 12/22/2011 1:13:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C201135600238

State of North Carolina
Department of the Secretary of State
ARTICLES OF AMENDMENT
(Conversion of Professional Corporation to Business Corporation)

Pursuant to § 55-10-06 and Chapter 55B of the General Statutes of North Carolina, the undersigned professional corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation to convert to a business corporation.

1.                                    The name of the corporation is: Goldsboro Radiation Therapy Services, P.A.

2.                                    The Articles of Incorporation of the corporation are amended to provide as follows:

a.                            The undersigned professional corporation incorporated pursuant to Chapter 55B of the General Statutes of
North Carolina is hereby converted to a business corporation within the provisions and meaning of the Business Corporation Act, Chapter 55 of the North Carolina General Statutes.

b.                            The purpose of the corporation shall be to engage to engage in any lawful business for which business corporations may be organized under the Business Corporation Act, including, but not limited to the business of owning and leasing equipment; provided, however, the corporation shall not engage in the practice of medicine or the provision of other professional services.

3.              The text of any additional amendments are as follows:

The name of the corporation is changed from Goldsboro Radiation Therapy Services, P.A. to Goldsboro Radiation Therapy Services, Inc.

4.                                    The date of adoption of each amendment was as follows: December 19, 2011

5.                                      The amendments were approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes

6.                                    These articles will be effective upon filing.

This the 19 day of December, 2011

GOLDSBORO RADIATION THERAPY SERVICES, P.A.

By:	/s/ Kevin J. Kerlin, M.D.
Kevin J. Kerlin, M.D.
President

Certification# 92779187-1 Reference# 11021155-0